Exhibit 3.337

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

www.dos.state.ny.us

(This form must be printed or typed in black ink)

ARTICLES OF ORGANIZATION

OF

                PEACOCK ALLEY SERVICE COMPANY, LLC

(Insert name of Limited Liability Company)

Under Section 203 of the Limited Liability Company Law

FIRST: The name of the limited liability company is, Peacock Alley Service Company, LLC

SECOND: The county within this state in which the office of the limited liability company is to be located is New York County

THIRD: The Secretary of State is designated as agent of the limited liability company upon whom process against it may be served. The address within or without this state to which the Secretary of State shall mail a copy of any process against the limited liability company served upon him or her is

Corporation Service Company

80 State Street

Albany, New York 12207-2543

/s/ David Marote	David Marote
(signature of organizer)	(print or type name of organizer)
EXECUTED ON 3/23/05

DOS - 1336 (Rev 3/03)

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

Albany, NY 12231

www.dos.state.ny.us

CERTIFICATE OF CHANGE

OF

                PEACOCK ALLEY SERVICE COMPANY, LLC

(Insert name of Domestic Limited Liability Company)

Under Section 211-A of the Limited Liability Company Law

FIRST: The name of the limited liability company is: PEACOCK ALLEY SERVICE COMPANY, LLC.

If the name of the limited liability company has been changed, the name under which it was formed is:                                         .

SECOND: The articles of organization were filed with the Department of State on: March 25, 2005.

THIRD: The change(s) effected hereby are: [check appropriate box(es)]

☐	The county location, within this state, in which the office of the limited liability company is located, is changed to: .

☐	The address to which the Secretary of State shall forward copies of process accepted on behalf of the limited liability company is changed to read in its entirety as follows:

.

☒	The limited liability company hereby: [check one]

☒	Designates Corporation Service Company as its registered agent upon whom process against the limited liability company may be served. The street address of the registered agent is 80 State Street, Albany, NY 12207-2543.

☐	Changes the designation of its registered agent to: . The street address of the registered agent is:

.

☐	Changes the address of its registered agent to:

.

☐	Revokes the authority of its registered agent.

X	/s/ Matthew J. Hart
(Signature)

Matthew J. Hart
(Type or print name)

President
(Title of signer)

DOS - 1359 (Rev. 5/04)